Exhibit 10.1

                      20__ RESTRICTED STOCK AWARD AGREEMENT

                        UNDER THE STRIDE RITE CORPORATION
                      2001 STOCK OPTION AND INCENTIVE PLAN


Name of Grantee:
                 ----------------------------
No. of Target Shares:
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Final Acceptance Date:                        20
                       --------------- -----,   --
Performance Measure:  Earnings Per Share  $             ("Target EPS")
                                           ------------

     Pursuant to The Stride Rite Corporation 2001 Stock Option and Incentive Plan (the "Plan") as amended through the date hereof, The Stride Rite Corporation (the "Company") hereby grants a Restricted Stock Award (an "Award") to the Grantee named above. No shares of Stock shall be issued unless the provisions of Paragraph 2 are satisfied.

1. Acceptance of Award. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by signing and delivering to the Company a copy of this Award Agreement.

2. Issuance of Restricted Stock. The actual number of shares of Restricted Stock to be issued to Grantee will vary depending upon the Company's Earnings per Share for fiscal year ending on the Friday closest to November 30, 20__:

                        Performance Achieved        Percentage of Target Shares
                        --------------------        ---------------------------

  Below Threshold      Less than 95% of Target EPS      None
  Threshold            95% of Target EPS                50% of Target Shares
  Target               100% of Target EPS               100% of Target Shares
  Maximum              110% of Target EPS               150% of Target Shares

The percentage of Target Shares to be issued where performance achievement is between threshold, target and maximum shall be scaled appropriately. Upon the certification by the Committee of performance achievement at the level prescribed in this Paragraph 2 for fiscal year ending on the Friday closest to November 30, 20__ ("Grant Date"), the number of shares of Restricted Stock determined pursuant to this Paragraph 3 shall be issued and delivered to the Grantee, either via book entry or actual stock certificates, and the Grantee's name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a shareholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 3 below.

3. Restrictions and Conditions.

(a) Any book entries or certificates evidencing the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

(b) Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

(c) If the Grantee's employment with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason (including death) prior to vesting of shares of Restricted Stock granted herein, any shares that have not vested shall automatically be forfeited to the Company.

4. Vesting of Restricted Stock. Subject to the issuance of Restricted Stock pursuant to Paragraph 2, the restrictions and conditions in Paragraph 3 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 3 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

          Percentage of
   Shares of Restricted Stock Vested              Vesting Date
   ---------------------------------              ------------

                25%                                Grant Date
                50%                        First Anniversary of Grant Date
                75%                        Second Anniversary of Grant Date
               100%                        Third Anniversary of Grant Date

     Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 4.

5. Dividends. Dividends on Shares of Restricted Stock shall be paid currently to the Grantee. Grantee shall also be paid on the Grant Date cash in an amount equal to the dollar value dividends paid by the Company in 20__ per share of Stock multiplied by the number of shares of Restricted Stock issued to Grantee on the Grant Date.

6. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

7. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

8. Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Grantee may elect to have the required minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or (ii) transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

9. Miscellaneous.

(a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b) This Agreement does not confer upon the Grantee any rights with respect to continuation of employment by the Company or any Subsidiary.

                                       THE STRIDE RITE CORPORATION



                                       By:
                                           -----------------------------------
                                           Title:


     The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.



Dated:
        -------------------------         ------------------------------------
                                          Grantee's Signature


                                          Grantee's name and address:

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